UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 16th Floor

Boston, MA 02199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 465-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 28, 2022, GTY Technology Holdings Inc. (the “Company”) entered into a First Amendment to Amended and Restated Employment Agreement with John Curran, its Chief Financial Officer (the “First Amendment”) pursuant to which the Company and Mr. Curran amended the amended and restated letter agreement between them dated April 29, 2021 (the “Amended and Restated Curran Employment Agreement”).

Pursuant to the Amended and Restated Curran Employment Agreement, on or before December 31, 2022 the Company must grant performance-based restricted stock units with a fair market value of $2,000,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the compensation committee related to revenue and shareholder value (the “2022 Long-Term Incentive Grant”), subject to Compensation Committee approval and generally subject to Mr. Curran’s continuing employment with the Company.

Prior to the First Amendment, if Mr. Curran were to resign without “good reason” after December 31, 2021 and before April 29, 2022, then (a) 50% of the 2022 Long-Term Incentive Grant would vest three months after the date on which his employment with the Company terminates as a result of such resignation (the “Resignation Date”) and (b) 50% of the 2022 Long-Term Incentive Grant would vest six months after the Resignation Date.

The First Amendment:

•	extends by six months the date by which Mr. Curran has the right to elect to accelerate the 2022 Long-Term Incentive Grant, from April 29, 2022 to October 29, 2022; and

•	adds termination without “cause” as a basis for exercising such right.

In summary, as a result of the First Amendment, if Mr. Curran were terminated without “cause” or to resign without “good reason” before October 29, 2022, then (a) 50% of the 2022 Long-Term Incentive Grant would vest three months after the date on which his employment with the Company terminates as a result of such termination or resignation (the “Separation Date”) and (b) 50% of the 2022 Long-Term Incentive Grant would vest six months after the Separation Date.

The foregoing description of the First Amendment is not a complete description thereof and is qualified in its entirety by reference to the First Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Employment Agreement dated April 28, 2022 between the Company and John Curran.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Jon C. Bourne
Name: Jon C. Bourne
Title: Executive Vice President and General Counsel
Dated: May 3, 2022